SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of Earliest Event Reported)    February 16, 2005


                            JORDAN INDUSTRIES, INC.
             (Exact Name of Registrant as Specified in Its Charter)


                                    Delaware
                 (State or Other Jurisdiction of Incorporation)


               33-24317                          36-3598114
      (Commission File Number)      (I.R.S. Employer Identification No.)


                          ArborLake Centre, Suite 550
                 1751 Lake Cook Road, Deerfield, Illinois 60015
          (Address Of Principal Executive Offices, including Zip Code)


                                 (847) 945-5591 (Registrant's Telephone Number,
              Including Area Code)


                                 Not Applicable
         (Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement

     On February 16, 2005, JII Holdings, LLC and JII Holdings Finance Corporation (each a subsidiary of the Company and together, the "Issuers"), the Company, certain subsidiary guarantors of the Company named therein and U.S. Bank National Association, as trustee, executed and delivered the First Supplemental Indenture supplementing that certain Indenture, dated as of February 18, 2004 (the "2004 Indenture"). The 2004 Indenture governs the Issuers' 13% Senior Secured Notes due 2007 (the "Notes").

     In accordance with the 2004 Indenture, the First Supplemental Indenture added certain domestic subsidiaries of the Company as guarantors of the Notes. If the required guarantors had not been added by February 18, 2005, the Issuers would have been obligated to pay additional interest to holders of the Notes.

     The First Supplemental Indenture is attached hereto as Exhibit 4.1.



Item 2.03     Creation of a Direct Financial Obligation

     See item 1.01.



Item 9.01     Financial Statements and Exhibits

     A list of exhibits is attached hereto as an Exhibit Index and is incorporated by reference.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                JORDAN INDUSTRIES, INC.


Dated:  February 23, 2005                       /s/ Gordon L. Nelson, Jr.
                                                -----------------------------
                                                By:  Gordon L. Nelson, Jr.
                                                Its: Senior Vice President

                                 EXHIBIT INDEX

Exhibit No.  Description

   4.1 First Supplemental Indenture, dated as of February 16, 2005, among JII Holdings, LLC and JII Holdings Finance Corporation, as issuers, Jordan Industries, Inc., as initial guarantor, the Guaranteeing Subsidiaries named therein and U.S. Bank National Association, as trustee.